Exhibit 10.2

AZITRA INC

2016 STOCK INCENTIVE PLAN

Date Adopted by Board: April 21, 2016

Date Approved by Stockholders: April 21, 2016

Effective Date: April 21, 2016

As amended: October 24, 2017

Section 1. PURPOSE OF THIS PLAN

1.1 Eligible Award Recipients. The individuals eligible to receive Awards under the Azitra Inc 2016 Stock Incentive Plan (the “Incentive Plan”) are the key Employees, Directors and Consultants who are responsible for or contribute to the management, growth and success of Azitra Inc, a Delaware corporation (the “Company”), and its Affiliates.

1.2 General Purpose. The Company, by means of the Incentive Plan, seeks to retain and attract Eligible Individuals who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company through the granting of the following Awards: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, and (iii) Restricted Shares.

Section 2. DEFINITIONS

As used in this Incentive Plan, the following terms shall have the meanings set forth below unless the context requires otherwise:

2.1 “Affiliate” means any Parent Corporation or Subsidiary Corporation, whether now existing or hereafter established.

2.2 “Award” shall mean the grant of a Stock Option or Restricted Shares pursuant to this Incentive Plan.

2.3 “Award Agreement” shall mean the written agreement evidencing the terms and conditions of a grant of one or more Awards under this Incentive Plan to an Eligible Individual. Each Award Agreement shall be subject to the terms and conditions of the Incentive Plan and need not be identical.

2.4 “Award Date” shall mean the date on which an Award is granted to an Eligible Individual.

2.5 “Award Term” shall mean the maximum period during which a Participant may exercise, purchase, or otherwise benefit from an Award granted under this Incentive Plan.

2.6 “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.7 “Cause” shall mean termination of a Participant’s service with the Company or an Affiliate as a result of the occurrence of one or more of the following events, except as otherwise expressly provided in the applicable Award Agreement: misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its Affiliates; disclosure of trade secrets, client information or other confidential information; breach of the provisions of an agreement, covenant or other obligation with the Company or an Affiliate, including without limitation an employment agreement or a non-disclosure or confidentiality agreement; material mismanagement in the performance of his or her duties; willful failure to execute or comply with the major policies of the Company or an Affiliate or his stated duties; any other willful misconduct which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates; material breach of a written policy of the Company or an Affiliate or the laws or rules of any governmental or regulatory body applicable to the Company or an Affiliate; and conviction of, or plea of nolo contendere to, any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or an Affiliate or otherwise impair or impede its operations. If Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained shall constitute “Cause” for purposes of this Incentive Plan in addition to the above definition. The determination of a Participant’s termination for “Cause” shall be made in the sole and absolute discretion of the Board.

2.8 “Change of Control” shall mean the occurrence of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (except for a merger or consolidation with an entity controlled by the stockholders of the Company), (iii) a reverse merger in which the Company is the surviving corporation but the Shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or (iv) the adoption of a plan of dissolution or liquidation of the Company.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

2.10 “Committee” shall mean the one or more Persons appointed by the Board and to which some or all of the Board’s authority to administer the Incentive Plan has been delegated in accordance with the provisions of subsection 3.1 hereof. If no Committee has been appointed, the Board shall be deemed the Committee.

2.11 “Common Stock” shall mean the authorized shares of common stock of the Company, $0.01 par value per share, as may be adjusted by the Board from time to time. Any adjustment to the par value of a share shall be incorporated herein without any need to otherwise amend the Incentive Plan.

2.12 “Company” shall mean Azitra Inc, a corporation organized under the laws of the State of Delaware, and any successor thereto.

2.13 “Consultant” shall mean any Person, including an advisor, (i) engaged by the Company or any Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or any Affiliate pursuant to a written agreement; or (ii) who is a member of the board of directors of any Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

2.14 “Continuous Service” means that Participant’s service with the Company or any Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, with respect to an Incentive Stock Option, an Employee’s Continuous Service shall be deemed to have terminated in the event of a change in capacity from an Employee to a Consultant or non-Employee Director. The Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

2.15 “Director” shall mean a member of the Board, whether an Employee or non-Employee Director.

2.16 “Disability” shall mean the Participant’s permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The determination of a Participant’s “Disability” shall be made in the sole and absolute discretion of the Plan Administrator.

2.17 “Effective Date” shall mean April 21, 2016.

2.18 “Eligible Individual” shall mean an Employee, Consultant or Director eligible to receive an Award under Section 5 of this Incentive Plan.

2.19 “Employee” shall mean the common-law employee of the Company or any Affiliate. Mere service as a Director or payment of a director’s fee by the Company or any Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20 “Exercise Agreement” shall mean the written agreement delivered by Participant to the Plan Administrator to evidence such Participant’s exercise of his rights provided under the applicable Award Agreement.

2.21 “Exercise Date” shall mean the date set out in the Exercise Agreement on which Participant exercises his rights provided under the applicable Award Agreement.

2.22 “Exercise Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon exercise of an Award.

2.23 “Expiration Date” shall mean October 5, 2027 or in the event the Incentive Plan is subsequently amended to make any change described in clause (ii) of subsection 12.1, the date which is ten (10) years from the date on which such amendment is approved by the Board, or if earlier, the date on which such amendment is approved by the stockholders of the Company.

2.24 “Fair Market Value” shall mean, with respect to the Shares, the value established, in good faith, by the Board as of any date. Fair Market Value shall be determined in accordance with applicable guidance and regulations promulgated under Section 409A of the Code (or any successor provision thereto).

2.25 “Incentive Plan” shall mean this Azitra Inc 2016 Stock Incentive Plan, as amended from time to time.

2.26 “Incentive Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Incentive Plan that qualifies as an “incentive stock option” pursuant to Section 422 of the Code.

2.27 “Non-Qualified Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Incentive Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated, or intended to qualify, as an Incentive Stock Option but that does not, for any reason whatsoever, qualify as an Incentive Stock Option).

2.28 “Parent Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Parent Corporation” shall refer solely to an entity that is taxed under federal income tax laws as a corporation.

2.29 “Participant” shall mean any Eligible Individual who has been granted and holds an Award granted pursuant to this Incentive Plan.

2.30 “Person” shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

2.31 “Plan Administrator” shall mean the Committee appointed by the Board to administer the Incentive Plan pursuant to subsection 3.1 hereof, or if no Committee has been appointed or is then serving, the Board.

2.32 “Purchase Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon grant of an Award of Restricted Shares.

2.33 “Restricted Shares” shall mean any Shares granted pursuant to Section 7 of this Incentive Plan that are subject to transferability restrictions and/or a substantial risk of forfeiture.

2.34 “Restriction Period” shall mean the period during which Restricted Shares issued pursuant to Section 7 hereof are subject to a substantial risk of forfeiture.

2.35 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

2.36 “Shares” shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.37 “Stock Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option.

2.38 “Subsidiary Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Subsidiary Corporation” shall refer solely to an entity that is taxed under federal income tax laws as a corporation.

2.39 “Ten Percent Shareholder” shall mean an individual who, at the time a Stock Option is granted pursuant to Section 6 hereof, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

2.40 “Termination Date” shall mean the date on which a Participant’s Continuous Service with the Company (or any Affiliate) terminates due to retirement, death, Disability, voluntary termination, with or without Cause, or otherwise.

Section 3. ADMINISTRATION OF THE PLAN

3.1 Administration of Incentive Plan. The Incentive Plan shall be administered by the Plan Administrator. If a Committee is appointed by the Board to serve as Plan Administrator, the Committee shall consist of at least one member of the Board. In the event of a vacancy, the Board shall appoint another individual to serve. All members of the Committee will serve at the pleasure of the Board and shall be authorized to act with respect to all functions delegated to the Committee. Any Committee to which the Board’s authority has been delegated will act by a majority of its members (or by unanimous vote if the Committee is comprised of less than three (3) members). To the extent a Committee appointed hereunder shall cease or no longer be authorized to act hereunder, the functions delegated to the Committee shall revert to the Board.

3.2 Powers of the Plan Administrator. The Plan Administrator shall have the power, in its sole and absolute discretion, but subject to and within the limitations of the express provisions of the Incentive Plan:

(a) To determine from time to time which Eligible Individuals under the Incentive Plan shall be granted Awards under the Incentive Plan; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when an Award may be exercised; the number of Shares with respect to which an Award shall be granted to each Eligible Individual; the Exercise Price or the Purchase Price for Shares under an Award; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award; and any other terms and conditions of an Award that the Plan Administrator deems appropriate and as are not inconsistent with the terms of this Incentive Plan;

(b) To determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

(c) To rely upon Employees of the Company or an Affiliate for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Incentive Plan;

(d) To accelerate or defer (with the consent of the subject Participant) the vesting of any rights under an Award;

(e) To establish, amend and revoke rules and regulations as it may deem appropriate for the conduct of meetings and the proper administration of the Incentive Plan;

(f) To delegate to one or more Persons the right to act on its behalf in such matters as authorized by the Plan Administrator;

(g) To construe and interpret the Incentive Plan and Award Agreements issued hereunder;

(h) To take such actions as are deemed necessary or advisable by the Plan Administrator to qualify the Incentive Plan for exemption from the registration requirements of federal and state securities laws, to prepare, file and execute all applications, agreements, certificates and other documents with respect to the Incentive Plan, the grant of any Award hereunder, or the exercise of any Award hereunder with the appropriate federal and state agencies, and to take any and all other actions that are deemed necessary or advisable by the Plan Administrator to comply with applicable federal and state securities laws;

(i) To cancel or revoke any Award issued hereunder if the issuance of such Award would violate any applicable federal or state securities laws;

(j) To amend the Incentive Plan or an Award Agreement to the extent provided under Section 12 hereof. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Incentive Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Incentive Plan fully effective; and

(k) To take any and all other actions that are deemed necessary or advisable by the Plan Administrator for the administration of the Incentive Plan.

3.3 Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Any member of the Board or Committee acting as Plan Administrator and any officer or Employee of the Company or any Affiliate acting at the direction of the Plan Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Incentive Plan, and shall, to the extent provided in subsection 13.6 hereof, be fully indemnified by the Company with respect to any such action or determination.

Section 4. SHARES SUBJECT TO PLAN AND RELATED ADJUSTMENTS

4.1 Share Reserve. Except as otherwise provided in this Section 4, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 209,943 Shares; provided, however, that the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted pursuant to this Plan shall not exceed 209,943 Shares. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be Shares issued pursuant to this Plan that have been reacquired by the Company.

4.2 Cancellation, Expiration, or Forfeiture of Awards. To the extent that any Award granted pursuant to this Plan shall be forfeited, expire or be cancelled, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall be increased by the portion of the Awards or stock options so forfeited, expired or cancelled, and such forfeited, expired or cancelled Shares may be awarded pursuant to the provisions of this Plan.

4.3 Payment in Shares. If Shares are permitted to be delivered to the Company in full or partial payment of the Exercise Price, Purchase Price or the applicable withholding taxes imposed on any Award granted pursuant to this Plan then the number of Shares available for future Awards granted pursuant to this Plan shall be reduced only by the net number of Shares issued under the applicable award.

4.4 Repurchases of Shares. If Shares issued in connection with any Award granted pursuant to this Plan shall be repurchased by the Company, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall be increased by the portion of the Shares repurchased by the Company, and such repurchased Shares may again be awarded pursuant to the provisions of this Plan.

4.5 Issuance of Share Certificates. Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase pursuant to the applicable Award, Participant shall submit the consideration, if any, required under the applicable Award Agreement, payment or other provision for any applicable tax withholding obligations, and all documents to be executed and delivered by Participant to the Company in accordance with the provisions of this Plan and the applicable Award Agreement or as may otherwise be required by the Company or the Plan Administrator, including, without limitation, an executed counterpart to an applicable stockholder’s agreement and, with respect to Restricted Shares, a stock power, endorsed in blank, relating to the Shares covered by such Award. The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book- entry registration or issuance of a duly executed Share certificate in the name of Participant, provided that stock certificates evidencing Restricted Shares granted pursuant to this Plan shall be held in the custody by the Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to the Participant.

Section 5. ELIGIBILITY

5.1 Individuals Eligible to Participate. The Plan Administrator shall determine, within the limitations of the Incentive Plan, the Employees, Consultants or Directors of the Company or any Affiliate to whom Awards may be granted. In making such determination, as well as the determination of the type of Award and terms of such Award, the Plan Administrator may consider the position and responsibilities of the Eligible Individual, the importance of such individual to the Company, the duties of such individual, the past, present and potential contributions of such individual to the growth and success of the Company and such other factors as the Plan Administrator may deem relevant in connection with accomplishing the purposes of this Incentive Plan.

5.2 Evidence of Participation. Each Award granted to an Eligible Individual shall be evidenced by an Award Agreement, in such form as prescribed by the Plan Administrator and containing such terms and provisions as are not inconsistent with this Incentive Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Incentive Plan. Each Award will be deemed to have been granted as of the date on which the Plan Administrator has completed the action declaring the Award, which date shall be specified by the Plan Administrator in the applicable Award Agreement, notwithstanding any delay which may elapse in the delivery and execution of such Award Agreement.

Section 6. STOCK OPTIONS

6.1 Grant of Stock Options. The Plan Administrator may, in its sole and absolute discretion, may grant Stock Options, whether alone or in addition to other Awards granted pursuant to this Incentive Plan, to any Eligible Individual. Each Eligible Individual so selected shall be offered a Stock Option to purchase the number of Shares determined by the Plan Administrator and set forth in an Award Agreement; provided, however only Employees of the Company (or any Affiliate) may be granted Incentive Stock Options. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award, whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Incentive Plan.

6.2 Award Term. No Stock Option shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant’s Award Agreement. Notwithstanding any provision herein to the contrary, the Award Term of any Incentive Stock Option granted under this Incentive Plan shall not exceed ten (10) years from the Award Date, or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Award Date.

6.3 Exercise Price. The Exercise Price of each Stock Option granted under this Section 6 shall be established by the Plan Administrator or shall be determined by a method established by the Plan Administrator as of the Award Date. Notwithstanding the foregoing, the Exercise Price of any Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Award Date (or if greater, the par value of such Common Stock), or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value of a Share on the Award Date.

6.4 Vesting of Stock Options. Each Stock Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Option. Except as otherwise provided under subsection 11.2 herein, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Option to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

6.5 Time and Manner of Exercise. Except to the extent otherwise provided in the applicable Award Agreement, each Stock Option may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be). Except as otherwise permitted by the Plan Administrator and expressly provided in the applicable Award Agreement, the Exercise Price and applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 9 herein.

(a) Voluntary Termination of Service. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates (other than upon Participant’s death or Disability, or for Cause), Participant may thereafter exercise the vested portion of his Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the date ninety (90) days following Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, Participant does not exercise Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(b) Death of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s death (or Participant dies within the ninety (90) day period following Participant’s Termination Date), Participant’s estate or heirs may thereafter exercise Participant’s Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of the Participant’s death or (ii) the expiration of the Award Term under subsection 6.2. If, after the Participant’s death, Participant’s estate or heirs have not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(c) Disability of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s Disability, Participant, or his legal representative, may thereafter exercise Participant’s Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of the Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, Participant, or his legal representative, has not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(d) Termination For Cause. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates for Cause, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

(e) Discretion of Plan Administrator. The Plan Administrator shall have the sole discretion, exercisable at any time, to extend the time during which a Stock Option is to remain exercisable following Participant’s Termination Date from the period otherwise in effect for that Stock Option and set forth in the Award Agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that the period in which the Stock Option is exercisable shall not be extended to a date beyond the expiration of the Award Term under subsection 6.2 or, if later, thirty (30) days following the date on which the exercise of the Stock Option would no longer violate applicable securities laws. If the Plan Administrator extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.

(f) Payment Upon Subsequent Exercise. Notwithstanding any provision to the contrary herein, upon notice of intent to exercise of any one or more Stock Options on or after Participant’s Termination Date in accordance with this subsection 6.5, the Company may, as soon as administratively feasible, in lieu of the issuance of Shares, remit to Participant (or his legal representative, estate, or heirs, as the case may be) a payment, in such manner as the Company may deem appropriate, equal to the Fair Market Value of the Shares that would otherwise be issued under the applicable Stock Option(s), less the aggregate Exercise Price and less applicable withholding taxes; provided, however, that such payment shall not be made unless (i) the Company has sufficient capital and liquidity, as determined by the Board, in its sole and absolute discretion, to make such cash payment and (ii) the Plan Administrator has received from Participant all necessary assignments, endorsements, instruments or such other evidences of title as may be reasonably required by the Plan Administrator.

(g) Lapsed and Cancelled Stock Options. Nothing contained in this Incentive Plan will be deemed to extend the term of a Stock Option or to revive any Stock Option that has previously lapsed or been cancelled, terminated or surrendered.

6.6 Transferability of Option.

(a) Rights to Transfer. A Stock Option shall be transferable to the extent provided in the Award Agreement; provided, however, that an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant. If the Award Agreement does not provide for transferability, then the Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Participant only by Participant.

(b) Evidence of Rights. The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

6.7 Restrictions for Incentive Stock Options.

(a) Shareholder Approval of Plan. To the extent shareholder approval of this Incentive Plan is required by Section 422 of the Code, no Eligible Individual shall be granted an Incentive Stock Option unless this Incentive Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Incentive Plan is initially adopted (or, if applicable, amended pursuant to clause (ii) of subsection 12.1) by the Board.

(b) Fair Market Value Restrictions. To the extent that the aggregate Fair Market Value (determined on the Award Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(c) Termination of Authority to Issue Incentive Stock Options. Notwithstanding any provision of this Incentive Plan to the contrary, no Incentive Stock Option shall be granted to any Employee after the Expiration Date.

(d) Qualification of Incentive Stock Option. To the extent that a Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve this Incentive Plan, or the time or manner of its exercise or otherwise) such Stock Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Incentive Plan.

(e) Failure to Qualify. Notwithstanding any provision herein to the contrary, none of the Plan Administrator, the Company, any Affiliates, or the directors, officers or Employees of the foregoing shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

Section 7. RESTRICTED SHARES

7.1 Grants of Restricted Shares. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Individual. Each Eligible Individual granted Restricted Shares shall execute an Award Agreement setting forth the terms and conditions of such Restricted Shares, including, without limitation, the Purchase Price, if any, the Restriction Period, and conditions of forfeiture, whether based on performance standards, period of service or otherwise.

7.2 Payment for Restricted Shares. Upon Participant’s acceptance of an applicable Award Agreement for Restricted Shares, Participant shall pay to the Company the Purchase Price, if any, for the Restricted Shares. Such Purchase Price may be paid in any manner permitted under Section 9 herein and set forth in the applicable Award Agreement. The Purchase Price, if any, shall be determined by the Plan Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

7.3 Terms of Restricted Shares.

(a) Forfeiture of Restricted Shares. Subject to subsection 7.3(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Shares shall be forfeited and returned to the Company and all rights of Participant with respect to such Restricted Shares shall terminate unless Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator shall, in its sole and absolute discretion, determine applicable with respect to the Restricted Shares.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

7.4 Tax Elections. Each Participant who has been granted an Award of Restricted Shares shall have the opportunity to file with the Internal Revenue Service an election under Section 83(b) of the Code (an “83(b) Election”) to recognize taxable income for the taxable year in which the Award was granted equal to the Fair Market Value of such Restricted Shares on the Award Date (less the Purchase Price, if any). A Participant who makes an 83(b) Election with respect to Restricted Shares shall be treated as the owner of such Shares for federal income tax purposes and, on or before January 31 of each calendar year, shall receive a Form 1099 showing the amount of dividends or distributions paid during such year with respect to such Restricted Shares, if any. A Participant who does not make an 83(b) Election with respect to Restricted Shares shall not be treated as the owner of such Shares for federal income tax purposes until the expiration of the Restriction Period and, on or before January 31 of each calendar year during the Restriction Period, shall, if an Employee, receive a Form W-2 or, if a non- Employee, receive a Form 1099, as the case may be, showing the amount of dividends or distributions paid during such year with respect to such Restricted Shares and applicable withholding amounts, if any. Notwithstanding the foregoing, a Participant’s making or failure to make an 83(b) Election shall not affect the Participant becoming a shareholder of record, for state law purposes, pursuant to subsection 4.5.

Section 8. SHAREHOLDER RIGHTS

8.1 Rights Upon Grant of Award. No Person shall have any rights as a stockholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 4.5 hereof, and except as otherwise permitted by subsection 11.1, no adjustment will be made for dividends or other distributions in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record. For these purposes, a Participant who receives a grant of Restricted Shares shall become a holder of record as of the Award Date or, if later, the date on which the applicable Purchase Price is paid and shall thereafter be entitled to the voting and dividend or distribution rights appurtenant to such Shares.

8.2 Rights Following Termination of Continuous Service. Following termination of a Participant’s Continuous Services for any reason, the Shares of Common Stock obtained by the Participant in connection with the grant, exercise or vesting of an Award issued pursuant to this Incentive Plan, whether held by Participant or Participant’s legal representative, estate or heirs, shall be subject to repurchase by the Company in accordance with the terms of any applicable stockholders’ agreement and such other conditions as set forth in the applicable Award Agreement.

Section 9. PAYMENT UNDER AWARDS

9.1 Consideration for Shares. Except as otherwise provided in this Incentive Plan, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award Agreement:

(a) by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft;

(b) by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(c) by “cashless exercise,” pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the Exercise Price for the Award with respect to which such election was made;

(d) through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by Participant for more than six (6) months (or such shorter or longer period of time as is necessary to avoid a charge to earnings on the Company’s financial statements);

(e) any combination of one or more methods described herein; or

(f) any other consideration deemed acceptable by the Plan Administrator, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, a Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c) - (f) above unless the Award Agreement specifically permits such method of exercise on the Award Date.

9.2 Withholding Requirements. The amount, as determined by the Plan Administrator, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award Agreement.

(a) by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

(b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the Award or the delivery of unrestricted Shares owned by Participant for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or

(c) pursuant to a written agreement between the Participant and the Company authorizing the Company to withhold from such Participant’s regular wages the amount of such withholding obligation.

If Participant elects to use and the Plan Administrator permits either method described in subsection 9.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit a cash payment or an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

Section 10. COMPLIANCE WITH SECURITIES AND OTHER LAWS

10.1 Securities Laws. Notwithstanding any other provision of this Incentive Plan, the Company shall not be obligated to sell or issue any Shares pursuant to any Award granted under this Incentive Plan unless (a) the Shares have been registered under applicable federal securities law, or the issuance of such Shares is exempt from registration, (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction to the extent necessary to comply with applicable state securities laws, and (c) if the Shares have been listed on any exchange, the Shares have been duly listed on such exchange in accordance with the procedures specified thereunder. As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and may place such legends on any agreement, instrument or certificate evidencing such Award or Shares, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or Shares for any reason whatsoever. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any Share issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any Shares on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any Person for refusing to issue, deliver or transfer any Award or any Share issuable in connection with such Award if such refusal is based upon the foregoing provisions of this subsection 10.1.

10.2 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that Participant is acquiring Common Stock subject to the Award for Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or grant of an Award has been registered under a then currently effective registration statement under then applicable securities laws or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

10.3 Prohibition on Deferred Compensation. Notwithstanding any provision herein to the contrary, the Company intends that no Award granted hereunder will constitute a deferral of compensation under a “nonqualified deferred compensation plan”, as such term is defined under Section 409A(d)(1) of the Code (or a successor provision thereto), either in form or operation. If any provision of this Incentive Plan or any Award is ambiguous, such provision shall be construed in a manner necessary to achieve the intent of the foregoing provision.

Section 11. ADJUSTMENTS UPON CHANGES IN SHARES

11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Incentive Plan will be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Incentive Plan pursuant to subsection 4.1 and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of Common Stock subject to such outstanding Awards. The Plan Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

11.2 Change of Control. In the event of a Change of Control, unless the Plan Administrator determines otherwise, then with respect to Awards held by Participants whose Continuous Service has not terminated:

(a) Notice and Acceleration. (i) the Company shall provide each Participant written notice of such Change of Control, (ii) all outstanding Stock Options of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock held by such Participant shall immediately lapse.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Plan Administrator determines otherwise, all outstanding Stock Options that are not exercised shall be assumed by, or replaced with comparable options or rights, by the surviving corporation.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Plan Administrator may take one or both of the following actions: the Plan Administrator may (i) require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Common Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Stock Options exceeds the Exercise Price of the Stock Options, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options, terminate any or all unexercised Stock Options at such time as the Plan Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Plan Administrator may specify.

Section 12. AMENDMENT AND TERMINATION

12.1 Amendment of Incentive Plan. Notwithstanding anything contained in this Incentive Plan to the contrary, all provisions of this Incentive Plan may at any time, or from time to time, be modified or amended by the Board; provided, however, that no amendment or modification shall be made to the Incentive Plan that would (i) impair the rights of any Participant with respect to an outstanding Award issued to such Participant, unless a majority of the Participants impaired by the amendment or modification consent to such change in writing or (ii) increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options (other than in accordance with an adjustment pursuant to subsection 11.1 hereof), change the class of Employees eligible to receive Incentive Stock Options pursuant to this Incentive Plan, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless such amendment is approved by the stockholders of the Company within twelve (12) months before or after such amendment. In addition, the Plan Administrator shall be authorized to the same extent as the Board to correct any defect, omission or inconsistency in the Incentive Plan in a manner and to the extent it shall deem necessary or expedient to make the Incentive Plan fully effective.

12.2 Amendment of Award. The Plan Administrator may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of this Incentive Plan; provided, however, that a Participant’s rights under the Award shall not be impaired by such amendment unless (i) the Plan Administrator requests the consent of such Participant and (ii) the Participant consents in writing.

12.3 Termination of Incentive Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder thereof shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any action by the Board to terminate or suspend the Incentive Plan, the Incentive Plan shall automatically terminate on the Expiration Date.

Section 13. GENERAL PROVISIONS

13.1 General Assets. The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

13.2 No Assignment or Alienation. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or the Shares issued in connection with an Award contrary to the provisions of this Incentive Plan or the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award shall be null and void and without effect.

13.3 No Limit on Other Compensation Arrangements. Nothing contained in this Incentive Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

13.4 Tax Withholding. The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award. As a condition to a Participant’s exercise of an Award, and the issuance of Shares, Participant must satisfy the applicable withholding obligation as may be required by law in a manner permitted under Section 9.2 hereof.

13.5 No Right to Employment or Continuation of Relationship. Nothing in this Incentive Plan or in any Award Agreement, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or non-Employee Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-Employee Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Incentive Plan, unless otherwise expressly provided in this Incentive Plan or in any Award Agreement. No Consultant, Director or Employee of the Company or any Affiliate shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Employee of the Company or any Affiliate, or of any Participants.

13.6 Indemnification of Plan Administrator. The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan Administrator, as well as any officer or Employee acting at the direction of the Plan Administrator or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance or non-performance of services in connection with the administration of this Incentive Plan, whether or not he continues in such position at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any Employee acting at the direction of the Plan Administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or Employee shall be entitled as a matter of law, contract, or otherwise.

13.7 No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Incentive Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

13.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Incentive Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If the final installment results in a fractional Share, the Plan Administrator shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any such fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

13.9 GOVERNING LAW. TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

13.10 Qualification of Incentive Plan. This Incentive Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

13.11 Severability. If any provision of this Incentive Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Incentive Plan or any Award to fail to comply under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Plan Administrator, materially altering the intent of this Incentive Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Incentive Plan and any such Award shall remain in full force and effect.

13.12 Headings. Headings are given throughout this Incentive Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Incentive Plan or any provision thereof.

13.13 Gender and Number. In construing the Incentive Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

13.14 Effective Date. Except as otherwise expressly provided to the contrary, this Incentive Plan shall be effective as of the 21st day of April 2016.

THIS CONCLUDES THE 2016 STOCK INCENTIVE PLAN

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